FactSet Reports Results for Third Quarter 2026
Continued ASV acceleration and expanding product capabilities highlight FactSet's strong execution and momentum

NORWALK, Conn., July 1, 2026 - FactSet (NYSE:FDS) (NASDAQ:FDS), a leading global data and AI solutions provider to the financial markets, today announced results for its third quarter fiscal 2026 ended May 31, 2026.

Q3 2026 Highlights
•Accelerating growth: GAAP revenues grew 6.4% year over year to $622.9 million, with organic revenues up 7.0%. Organic ASV reached $2,485.6 million, up 7.1% year over year.
•Commercial excellence: Enterprise relationships deepened, with Q3 renewals extending in length by 30% on average and annual ASV retention remaining above 95%.
•AI momentum: More than 90% of FactSet's Top 50 clients now use four or more AI products. New partnerships with Google Cloud, Finster AI, and TIFIN.AI, alongside FactSet's MCP server, are broadening adoption of AI-ready solutions, positioning FactSet as the trusted partner powering next-generation financial workflows.
•Leadership strengthened: Joshua B. Warren appointed as Chief Financial Officer, bringing deep experience across asset management, financial technology, and capital markets.
•Strong capital returns: FactSet returned more than $243 million to shareholders in Q3, while marking its twenty-seventh consecutive year of dividend increases. Fiscal year-to-date, total capital returned reached $629 million.

"FactSet's strong third quarter results reflect solid execution against our strategic priorities and continued demand for our differentiated content, analytics, and workflow solutions. Clients are choosing FactSet to power critical workflows and informed decision-making, driving a robust pipeline and accelerating enterprise contracts.

"Across regions and firm types, clients are expanding their relationships with FactSet and actively adopting our AI solutions, reinforcing our confidence in FactSet's sustained growth and long-term value." - Sanoke Viswanathan, CEO

Key Financial Measures*

(Condensed and Unaudited)	Three Months Ended
	May 31,
(Results in thousands, except per share data)	2026	2025	Change
Revenues	$622,918	$585,520	6.4%
Organic revenues	$622,866	$582,224	7.0%
Operating income	$166,301	$194,155	(14.3)%
Adjusted operating income	$211,752	$215,313	(1.7)%
Operating margin	26.7%	33.2%
Adjusted operating margin	34.0%	36.8%
Net income	$126,718	$148,542	(14.7)%
Adjusted net income	$163,769	$163,921	(0.1)%
Adjusted EBITDA	$220,165	$235,915	(6.7)%
Diluted EPS	$3.50	$3.87	(9.6)%
Adjusted diluted EPS	$4.53	$4.27	6.1%
     * See reconciliation of U.S. GAAP to adjusted key financial measures in the back of this press release.

Third Quarter Fiscal 2026 Highlights
•GAAP revenues increased 6.4% or $37.4 million to $622.9 million compared with $585.5 million in the prior year period.
•Organic revenues grew 7.0% year over year to $622.9 million. Growth in GAAP and organic revenues this quarter was driven by institutional buy-side and wealth management clients.
•Annual Subscription Value ("ASV") was $2,484.3 million at May 31, 2026.
•Organic ASV was $2,485.6 million at May 31, 2026, up 7.1% or $165.0 million year over year. Over the last three months, organic ASV increased $35.4 million.
•GAAP operating margin was 26.7% compared with 33.2% in the prior year period, primarily due to higher employee compensation costs, including one-time charges and CEO compensation costs not incurred in the prior year.
•Adjusted operating margin, which excludes acquisition-related intangible asset amortization and non-recurring items, was 34.0% compared with 36.8% in the prior year period, mainly due to higher compensation and technology-related expenses.
•GAAP diluted EPS was $3.50 compared with $3.87 for the same period in fiscal 2025, mainly driven by higher operating expenses including non-recurring items, partially offset by growth in revenues and a 6% lower share count.
•Adjusted diluted EPS increased 6.1% to $4.53 compared with $4.27 in the prior year period, driven by growth in revenues and a lower share count.
•Net cash provided by operating activities was $284.5 million for the third quarter of fiscal 2026, an increase of 12.1% compared with the prior year period.
•Free cash flow was $254.0 million for the third quarter of fiscal 2026, an increase of 11.1% compared with the prior year period.
•GAAP effective tax rate increased to 17.8% compared with 17.5% for the prior year period primarily due to the limitation on the deductibility of executive compensation.

Operational Highlights – Third Quarter Fiscal 2026
•FactSet appointed Joshua B. Warren as Chief Financial Officer, effective April 13, 2026. Warren most recently served as CFO of Envestnet and previously held senior strategy roles at BlackRock.
•FactSet's Commercial Excellence initiatives continued to deepen client relationships. In Q3, enterprise renewals extended in length by 30% on average and annual ASV retention remained above 95%.
•Client adoption continued to broaden. As of quarter end, 90%+ of the Top 50 clients use four or more FactSet AI products.
•FactSet advanced its AI partnership ecosystem through Google Cloud, Finster AI, and TIFIN.AI, extending AI-enabled workflows across investment banking, wealth management, and enterprise financial intelligence.
•FactSet strengthened its portfolio and private markets workflow capabilities through partnerships with J.P. Morgan and Valutico, giving clients more integrated tools for whole portfolio analytics and private capital valuation.
•FactSet returned $243.4 million to shareholders in Q3, including $203.1 million in share repurchases and $40.3 million in dividends. Fiscal year-to-date, the Company has deployed $628.7 million to shareholders through dividends and share repurchases. FactSet also increased its quarterly dividend by $0.06 to $1.16 per share, marking the twenty-seventh consecutive year the Company has increased dividends on a stock split-adjusted basis.
Annual Subscription Value (ASV)
ASV at any given point in time represents the forward-looking revenues for the next 12 months from all subscription services currently supplied to clients. Organic ASV at any point in time equals our ASV excluding ASV from acquisitions and the comparable impact of dispositions and discontinued lines of business effected within the last 12 months and the impact of foreign currency movements.
ASV was $2,484.3 million at May 31, 2026, compared with $2,335.1 million at May 31, 2025. Organic ASV was $2,485.6 million at May 31, 2026, up $165.0 million from the prior year, for a growth rate of 7.1%. Organic ASV increased $35.4 million over the last three months.
Segment Revenues and ASV

(Results in millions)	May 31, 2026 ASV	May 31, 2025 ASV	May 31, 2026 Organic ASV	Organic ASV Growth	Q3 FY26 Revenues	Q3 FY25 Revenues	Organic Revenues Growth
Americas	$1,621.0	$1,513.1	$1,621.0	7.2%	$407.2	$380.5	7.0%
EMEA	$608.1	$581.9	$608.7	5.6%	$152.0	$145.7	5.3%
APAC	$255.2	$240.1	$255.9	10.0%	$63.7	$59.3	10.5%
Share Repurchase Program
FactSet repurchased 926,370 shares of its common stock for $203.1 million at an average price of $219.21 during the third quarter of fiscal 2026 under the Company’s share repurchase program. As of May 31, 2026, $494.0 million remained available for share repurchases under this program.
Annual Business Outlook
FactSet reaffirms its outlook for fiscal 2026 provided on March 31, 2026. The following forward-looking statements reflect FactSet's expectations as of today's date. Given the risk factors, uncertainties, and assumptions discussed below, actual results may differ materially. FactSet does not intend to update its forward-looking statements prior to its next quarterly results announcement.

Reaffirmed Fiscal 2026 Expectations:

Metric	Fiscal 2026 Guidance
Organic ASV growth	$130 million - $160 million
GAAP revenues	$2,450 million - $2,470 million
GAAP operating margin	29.5% - 31.0%
Adjusted operating margin	34.0% - 35.5%
Annual effective tax rate	18.0% - 19.0%
GAAP diluted EPS	$14.85 - $15.35
Adjusted diluted EPS	$17.25 - $17.75

Adjusted operating margin and adjusted diluted EPS guidance do not include certain effects of any non-recurring benefits or charges that may arise in fiscal 2026. Please see the back of this press release for a reconciliation of GAAP to adjusted metrics.
Conference Call
Third Quarter 2026 Conference Call Details

Date:            Wednesday, July 1, 2026
Time:            9:00 a.m. Eastern Time
Participant Registration:    FactSet Q3 2026 Earnings Call Registration

Please register for the conference call using the above link in advance of the call start time. Upon registration, you will receive dial-in information and a unique access PIN. The earnings presentation will be available on FactSet’s Investor Relations website at 8:30 a.m. Eastern Time on July 1, 2026, 30 minutes before the earnings call begins.

A replay will be available on the Investor Relations website after 1:00 p.m. Eastern Time on July 1, 2026, and will remain accessible through July 1, 2027. A transcript of the earnings call will be available via FactSet CallStreet.
Forward-looking Statements
This press release contains forward-looking statements based on management's current expectations, estimates, forecasts and projections about future events, trends, contingencies, and circumstances, industries in which FactSet operates and the beliefs and assumptions of management. All statements that address expectations, guidance, outlook or projections about the future, including statements about the Company's strategy, product development, revenues, future financial results, anticipated growth, market position, subscriptions, expected expenditures or investments, trends in FactSet’s business and financial results, are forward-looking statements. Forward-looking statements may be identified by words like "may," "might," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "intends," "projects," "indicates," "predicts," "potential," or "continue," the negative of those terms, and similar expressions. Forward-looking statements are not guarantees of future performance, outcomes, events, or actions and involve a number of known and unknown risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, including Item 1A, Risk Factors, and quarterly reports on Form 10-Q, as well as others, could cause results, performance, achievements, or activities to differ materially from those expressed or implied by the forward-looking statements. Accordingly, the Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. FactSet assumes no duty to and does not undertake to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law. Future results could differ materially from historical performance.
About Non-GAAP Financial Measures
The Company reports its financial results in accordance with U.S. GAAP. The Company also refers to and presents certain additional non-GAAP financial measures. These measures include: organic revenues, adjusted operating margin, adjusted operating income, adjusted net income, EBITDA, adjusted EBITDA, adjusted diluted EPS, and free cash flow. The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP at the back of this release.

FactSet uses these non-GAAP financial measures both in presenting its results to stockholders and the investment community and in its internal evaluation and management of the business. The Company believes that these non-GAAP financial measures provide useful supplemental information to investors because they permit investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Investors may benefit from referring to these non-GAAP financial measures in assessing the Company’s performance and when planning, forecasting and analyzing future periods, and such measures may also facilitate comparisons to historical performance. The Company believes that organic revenues, adjusted operating margin, adjusted operating income, adjusted net income, EBITDA, adjusted EBITDA, and adjusted diluted EPS help to fully reflect the underlying economic performance of FactSet. The Company believes that free cash flow is useful to investors because it is an indication of cash flow that may be available to pay debt obligations, make strategic acquisitions and investments, pay dividends, repurchase stock, and strengthen the balance sheet. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, the financial information prepared and presented in accordance with GAAP. We are not able to provide reconciliations of certain forward-looking non-GAAP financial measures to comparable GAAP measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted without unreasonable effort.

About FactSet
FactSet (NYSE:FDS | NASDAQ:FDS) supercharges financial intelligence, offering enterprise data and information solutions that power our clients to maximize their potential. Our cutting-edge digital platform seamlessly integrates proprietary financial data, client datasets, third-party sources, and flexible technology to deliver tailored solutions across the buy-side, sell-side, wealth management, private equity, and corporate sectors. With over 47 years of expertise, offices in 19 countries, and extensive multi-asset class coverage, we leverage advanced data connectivity alongside AI and next-generation tools to streamline workflows, drive productivity, and enable smarter, faster decision-making. Serving more than 9,100 global clients and over 247,000 individual users, FactSet is a member of the S&P 500 dedicated to innovation and long-term client success. Learn more at www.factset.com and follow us on X and LinkedIn.

Investor Relations:
Kevin Toomey
+1.212.209.5259
Kevin.Toomey@factset.com

Media Relations:
Alexandra Shevchenko
+44 075 1813 1115
oleksandra.shevchenko@factset.com

Consolidated Statements of Income (Unaudited)
	Three Months Ended		Nine Months Ended
	May 31,		May 31,
(In thousands, except per share data)	2026	2025	2026	2025
Revenues	$622,918	$585,520	$1,841,558	$1,724,847
Operating expenses
Cost of services	312,190	280,729	896,848	809,112
Selling, general and administrative	144,427	110,636	401,377	344,753
Total operating expenses	456,617	391,365	1,298,225	1,153,865

Operating income	166,301	194,155	543,333	570,982

Other income (expense), net
Interest income	642	1,509	2,622	4,483
Interest expense	(13,839)	(15,122)	(40,286)	(43,438)
Other income (expense), net	1,017	(594)	(324)	(20)
Total other income (expense), net	(12,180)	(14,207)	(37,988)	(38,975)

Income before income taxes	154,121	179,948	505,345	532,007

Provision for income taxes	27,403	31,406	92,991	88,583
Net income	$126,718	$148,542	$412,354	$443,424

Basic earnings per common share	$3.51	$3.92	$11.20	$11.68
Diluted earnings per common share	$3.50	$3.87	$11.16	$11.53

Basic weighted average common shares	36,122	37,907	36,819	37,976
Diluted weighted average common shares	36,191	38,344	36,957	38,457

Certain prior year figures have been conformed to the current year's presentation.

Consolidated Balance Sheets (Unaudited)

(In thousands)	May 31, 2026	August 31, 2025
ASSETS
Cash and cash equivalents	$288,114	$337,651
Investments	16,122	17,445
Accounts receivable, net of reserves of $14,305 at May 31, 2026 and $13,789 at August 31, 2025	289,990	270,684
Prepaid taxes	58,325	33,600
Prepaid expenses and other current assets	74,968	70,379
Total current assets	727,519	729,759

Property, equipment and leasehold improvements, net	82,319	85,203
Goodwill	1,283,377	1,284,708
Intangible assets, net	1,868,418	1,916,102
Deferred tax assets	41,945	61,226
Lease right-of-use assets, net	119,364	121,776
Other assets	69,055	105,498
TOTAL ASSETS	$4,191,997	$4,304,272

LIABILITIES
Accounts payable and accrued expenses	$163,982	$135,262
Current debt	499,159	—
Current lease liabilities	33,963	33,145
Accrued compensation	137,431	130,596
Deferred revenues	183,494	167,852
Current taxes payable	5,182	13,041
Dividends payable	41,500	41,410
Total current liabilities	1,064,711	521,306

Long-term debt	890,542	1,368,260
Deferred tax liabilities	13,040	14,902
Taxes payable	41,315	45,095
Long-term lease liabilities	146,978	157,104
Other liabilities	3,121	11,192
TOTAL LIABILITIES	$2,159,707	$2,117,859

STOCKHOLDERS’ EQUITY
TOTAL STOCKHOLDERS’ EQUITY	$2,032,290	$2,186,413

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,191,997	$4,304,272

Consolidated Statements of Cash Flows (Unaudited)
	Nine Months Ended
	May 31,
(In thousands)	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$412,354	$443,424
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	133,708	114,972
Amortization of lease right-of-use assets	24,269	23,152
Stock-based compensation expense	61,541	47,154
Deferred income taxes	20,808	3,154
Other, net	14,436	7,428
Changes in assets and liabilities, net of effects of acquisitions
Accounts receivable	(24,376)	(41,492)
Prepaid expenses and other assets	(3,759)	6,699
Accounts payable and accrued expenses	22,793	(49,717)
Accrued compensation	7,541	3,789
Deferred revenues	15,030	4,955
Taxes payable, net of prepaid taxes	(36,320)	(19,108)
Lease liabilities, net	(30,533)	(30,250)
Net cash provided by operating activities	617,492	514,160

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, equipment, leasehold improvements and capitalized internal-use software	(87,319)	(74,840)
Acquisition of businesses, net of cash and cash equivalents acquired	—	(348,255)
Purchases of investments	(18,086)	(4,433)
Proceeds from maturity or sale of investments	36,050	58,155
Net cash provided by (used in) investing activities	(69,355)	(369,373)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt	95,000	803,410
Repayments of debt	(75,000)	(742,500)
Dividend payments	(122,684)	(118,329)
Proceeds from employee stock plans	27,534	72,616
Repurchases of common stock	(506,000)	(193,838)
Deferred acquisition consideration	(16,176)	(4,699)
Other financing activities	(6,418)	(15,987)
Net cash provided by (used in) financing activities	(603,744)	(199,327)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,678)	1,966
Net increase (decrease) in cash, cash equivalents and restricted cash	(57,285)	(52,574)
Cash, cash equivalents and restricted cash at beginning of period	351,695	422,979
Cash, cash equivalents and restricted cash at end of period	$294,410	$370,405

Reconciliation of total cash, cash equivalents and restricted cash:
Cash and cash equivalents	$288,114	$356,361
Restricted cash included in Prepaid expenses and other current assets	5,296	6,522
Restricted cash included in Other assets	1,000	7,522
Total cash, cash equivalents and restricted cash	$294,410	$370,405
Certain prior year figures have been conformed to the current year's presentation.

Reconciliation of U.S. GAAP Results to Adjusted Financial Measures

Organic Revenues
Organic revenues exclude the current year impact of revenues from acquisitions and the comparable impact of dispositions and discontinued lines of business, effected within the past 12 months and the current year impact of foreign currency movements. The table below provides a reconciliation of revenues to organic revenues:

(Unaudited)	Three Months Ended
	May 31,
(In thousands)	2026	2025	Change
Revenues	$622,918	$585,520	6.4%
Disposition revenues	—	(3,296)
Currency impact	(52)	—
Organic revenues	$622,866	$582,224	7.0%

Non-GAAP Financial Measures
The table below provides a reconciliation of operating income, operating margin, net income and diluted EPS to adjusted operating income, adjusted operating margin, adjusted net income, EBITDA, adjusted EBITDA, and adjusted diluted EPS.
Adjusted operating income and margin, adjusted net income, and adjusted diluted earnings per share exclude acquisition-related intangible asset amortization and non-recurring items. EBITDA represents earnings before interest expense, provision for income taxes and depreciation and amortization expense, while adjusted EBITDA further excludes non-recurring non-cash expenses.

	Three Months Ended
	May 31,
(in thousands, except per share data)	2026	2025	% Change
Operating income	$166,301	$194,155	(14.3)%
Intangible asset amortization	18,981	19,182
Restructuring/severance	19,629	—
CEO compensation costs(1)	4,322	—
Business disposition, acquisitions and related costs	1,769	1,976
Client bankruptcy charges	750	—
Adjusted operating income	$211,752	$215,313	(1.7)%
Operating margin	26.7%	33.2%
Adjusted operating margin(2)	34.0%	36.8%
Net income	$126,718	$148,542	(14.7)%
Intangible asset amortization	14,534	13,943
Restructuring/severance	15,030	—
CEO compensation costs(1)	3,309	—
Business disposition, acquisitions and related costs	1,355	1,436
Impairment within Other assets(3)	2,297	—
Client bankruptcy charges	574	—
Non-operating income from business disposition	(48)	—
Adjusted net income(4)	$163,769	$163,921	(0.1)%
Net income	126,718	148,542	(14.7)%
Interest expense	13,839	15,122
Income taxes	27,403	31,406
Depreciation and amortization expense	45,869	40,845
EBITDA	$213,829	$235,915	(9.4)%
Non-recurring non-cash expenses(5)	6,336	—
Adjusted EBITDA	$220,165	$235,915	(6.7)%
Diluted EPS	$3.50	$3.87	(9.6)%
Intangible asset amortization	0.40	0.36
Restructuring/severance	0.42	—
CEO compensation costs(1)	0.09	—
Business disposition, acquisitions and related costs	0.04	0.04
Impairment within Other assets(3)	0.06	—
Client bankruptcy charges	0.02	—
Non-operating income from business disposition	0.00	—
Adjusted diluted EPS(4)	$4.53	$4.27	6.1%
Weighted average common shares (diluted)	36,191	38,344
(1)Related to the recognition, over their respective service periods, of one-time make-whole cash and equity awards issued to our CEO.
(2)Adjusted operating margin is calculated as Adjusted operating income divided by Revenues.
(3)Related to the impairment of an equity investment.
(4)For purposes of calculating Adjusted net income and Adjusted diluted EPS, all adjustments for the three months ended May 31, 2026 and May 31, 2025 were taxed at an adjusted tax rate of 23.4% and 27.3%, respectively.

(5)Primarily related to the impairment of an equity investment and the recognition, over their respective service periods, of one-time equity awards issued to our CEO.

Business Outlook Operating Margin, Net Income and Diluted EPS

(Unaudited)
Figures may not foot due to rounding	Annual Fiscal 2026 Guidance
(In millions, except per share data)	Low end of range	High end of range
Revenues	$2,450	$2,470
Operating income	$760	$729
Operating margin	31.0%	29.5%

Intangible asset amortization	75	75
CEO compensation	25	25
Discrete items	10	12
Adjusted operating income	$870	$840
Adjusted operating margin(a)	35.5%	34.0%

Net income	$582	$555
Intangible asset amortization	60	60
CEO compensation	20	20
Discrete items	8	10
Adjusted net income	$670	$645

Diluted earnings per common share	$15.35	$14.85
Intangible asset amortization	1.63	1.63
CEO compensation	0.54	0.54
Discrete items	0.23	0.23
Adjusted diluted earnings per common share	$17.75	$17.25
(a)Adjusted operating margin is calculated as Adjusted operating income divided by Revenues.

Free Cash Flow
Cash flows provided by operating activities have been reduced by purchases of property, equipment, leasehold improvements and capitalized internal-use software to report non-GAAP free cash flow.

(Unaudited)	Three Months Ended
	May 31,
(In thousands)	2026	2025	Change
Net Cash Provided for Operating Activities	$284,520	$253,833	12.1%
Less: purchases of property, equipment, leasehold improvements and capitalized internal-use software	(30,475)	(25,230)	20.8%
Free Cash Flow	$254,045	$228,603	11.1%

Organic ASV
The following table presents the calculation of organic ASV.

(In millions)	As of May 31, 2026
As reported ASV	$2,484.3
Impact from foreign currency movements	1.3
Organic ASV	$2,485.6
Organic ASV annual growth rate(a)	7.1%
(a)For comparability purposes, in calculating the organic ASV annual growth rate, the prior year excludes ASV from dispositions completed in the last 12 months.